Exhibit 20.2

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

A. Trust Level Activity
Number of Days in Monthly Period	30
Beginning Principal Receivables Balance	1,389,792,666.32
Beginning Special Funding Account Balance	0.00
Beginning Principal Receivables + SFA Balance	1,389,792,666.32
Beginning Finance Charge Receivables	40,452,679.03
Beginning Total Receivables	1,430,245,345.35
Special Funding Account Earnings	0.00
Finance Charge Collections	17,111,525.27
Interest/Fee Reversals (Wachovia accounts only)	0.00
Interchange Collections	3,340,826.11
Collection Account Investment Proceeds	0.00
Recoveries treated as Finance Charge Collections	0.00
Total Finance Charge Receivables Collections	20,452,351.38
Principal Receivables Collections	112,406,995.76
Recoveries treated as Principal Collections	871,698.08
Total Principal Receivables Collections	113,278,693.84
Monthly Payment Rate (Principal plus Interest divided by Beg. Total Receivables)	9.06%
Defaulted Amount (Net of Recoveries)	10,060,100.58
Annualized Default Rate	8.69%
Trust Gross Yield	17.66%
Aggregate Account Addition or Removal (Y/N)?	N
Date of Addition/Removal	N/A
Principal Receivables at the end of the day of Addition/Removal	N/A
SFA Balance at the end of the day of Addition/Removal	N/A
Principal Receivables + SFA Balance at the end of the day of Addition/Removal	N/A
Ending Principal Receivables Balance	1,373,535,252.04
Ending Special Funding Account (SFA) Balance	0.00
Ending Principal Receivables + SFA Balance	1,373,535,252.04
Ending Finance Charge Receivables	39,828,228.08
Ending Total Receivables	1,413,363,480.12
Required Minimum Principal Balance (as of month end)	589,749,999.99

PARTNERS FIRST CREDIT MASTER TRUST

MONTHLY TRUST ACTIVITY

B. Series Allocations
	Total	1998-3
Group		1
Class A Initial Invested Amount	528,000,000.00	528,000,000.00
Class B Initial Invested Amount	113,000,000.00	113,000,000.00
Collateral Initial Invested Amount	67,000,000.00	67,000,000.00
Class D Initial Invested Amount	42,000,000.00	42,000,000.00
Total Initial Invested Amount	750,000,000.00	750,000,000.00
Required Transferor Amount (per definition)	50,684,425.79	50,684,425.79
Initial Invested Amount + Req Transf Amount	800,684,425.79	800,684,425.79
Series Allocation Percentage	100.00%	100.00%
Series Allocable Finance Charge Collections	20,452,351.38	20,452,351.38
Series Allocable Principal Collections	113,278,693.84	113,278,693.84
Series Allocable Defaulted Amounts	10,060,100.58	10,060,100.58
Series Allocable Servicing Fee	939,688.71	939,688.71
In Revolving Period?		N
Available for Principal Sharing Series	3,191,593.50	3,191,593.50
Principal Shortfall	0.00	0.00
Allocation of Shared Principal Collections	0.00	0.00
Available for Excess Allocation Series	2,837,260.16	2,837,260.16
Finance Charge Shortfall	0.00	0.00
Allocation of Excess Finance Charge Collections	0.00	0.00

B. Series Allocations Amounts Due
1998-3
Transferor’s Percentage	54.94%
Principal Allocation Percentage	53.96%
Principal Collections	61,130,715.71
Floating Allocation Percentage	45.06%
Class A Certificate Rate	1.95313%
Class B Certificate Rate	2.18313%
CIA Certificate Rate	2.79813%
CIA Secured Loan Spread Rate	2.54813%
Class D Certificate Rate	0.00000%
Class A Interest	830,731.29
Class B Interest	198,725.47
Collateral Monthly Interest	92,558.53
Class D Interest	0.00
Investor Monthly Interest	1,122,015.29
Investor Default Amount (Net of Recoveries)	4,533,268.96
Interchange Collections	1,505,438.56
0.75% of Interchange	352,383.27
Servicer Interchange	352,383.27
Monthly Servicing Fee (Before Adjustments)	939,688.71
Interchange Adjustment	0.00
SFA Adjustment	0.00
Previous Period Adjustment	0.00
Total Monthly Servicing Fee (After all adjustments)	939,688.71

C. Calculation of Redirected Investor Finance Charge Collections (“Socialism”)
	Group I	1998-3
Beginning Invested Amount (Month)	733,099,831.25	733,099,831.25
Finance Charge Collections	9,216,211.01	9,216,211.01
Reserve Account Interest	4,136.00	4,136.00
PFA Proceeds	211,886.11	211,886.11
Total Finance Charge Collections	9,432,233.12	9,432,233.12
Investor Monthly Interest	1,122,015.29	1,122,015.29
Investor Default Amount	4,533,268.96	4,533,268.96
Monthly Servicing Fee	939,688.71	939,688.71
Additional Amounts	0.00	0.00
Total Amount Due	6,594,972.96	6,594,972.96
Group Excess?	Y
Amount per 4.10(A)		1,122,015.29
Amount per 4.10(B) used in a		4,533,268.96
Amount per 4.10(C) shortfall scenario only		939,688.71
Amount per 4.10(D)		0.00
Redirected Finance Charge Collections	9,432,233.12	9,432,233.12
Amount of funds redistributed per 4.10		0.00
Redirected Finance Charge Collections—PFA Proceeds (Class A available funds)		9,220,347.01

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

D. Trust Performance
30-59 Days Delinquent	26,267,489.64	1.91%
60-89 Days Delinquent	16,488,991.77	1.20%
90+ Days Delinquent	31,073,692.08	2.27%
Total 30+ Days Delinquent	73,830,173.49	5.38%

FIRST USA BANK, N.A.
AS SERVICER

By:	/s/ MICHAEL J. GRUBB
Name: Michael J. Grubb Title: First Vice President

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